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                                                                      Exhibit 23
                                                                      ----------

                               Consent of KPMG LLP
                               -------------------

  The Board of Directors and Stockholders
  Alberto-Culver Company:

  We consent to incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-36051, 33-47748, 33-62693, 33-62699, 33-62701,
  333-35795, 333-51527, 333-51529, 333-60059, 333-70067, 333-72388 and
  333-72262) and Form S-3 (Numbers 333-49649, 333-44390 and 333-54302) of
  Alberto-Culver Company of our reports dated October 23, 2001, relating to the consolidated balance sheets of Alberto-Culver Company and subsidiaries as of September 30, 2001 and 2000 and the related consolidated statements of earnings, cash flows, and stockholders' equity and related schedule for each of the years in the three-year period ended September 30, 2001, which reports appear or are incorporated by reference in the September 30, 2001 annual report on Form 10-K of Alberto-Culver Company.

                                                  /s/ KPMG LLP

                                                  KPMG LLP

  Chicago, Illinois
  December 14, 2001